Exhibit 99.1

FACTORY CARD & PARTY OUTLET CORP.

2003 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), hereby grants to                      (the “Grantee”), an employee of Factory Card Outlet of America, Ltd., an award of Restricted Shares (the “Shares”) for the number of Shares and on the terms and conditions set forth below.

This grant of Restricted Shares is subject to the terms and conditions set forth in this Restricted Share Award Agreement, in the attached Exhibit A, and in the Factory Card & Party Outlet Corp. 2003 Equity Incentive Plan, as amended from time to time before or after the date of this Award (the “Plan”), all of which are an integral part of and are hereby incorporated into this Restricted Share Award Agreement. You may obtain a copy of the Plan from the Company upon request. Capitalized terms used but not defined in this Agreement have the meaning specified in the Plan. In the event there is a conflict between the terms of this Agreement and the Plan or any other employment or other agreement, the terms of this Agreement shall control.

Number of Restricted Shares Granted:	___________________

Date of Grant:	___________________

Conditions for Vesting: Restricted Shares will become vested on, and be distributed on or as soon a practicable after, a date (a “Payment Date”) on which both of the following two conditions are satisfied.

(a) Performance Vesting Condition: The Company achieves a return on invested capital (“ROIC”), for a rolling 12-consecutive-month period beginning after January 28, 2006 and ending on or before the earlier of (1) a Specified Change of Control (as defined in Section 6) and (ii) February 2, 2009, in a percentage given in the table below for the percentage of vesting indicated:

ROIC Achievement	Cumulative Performance Vested Percentage
13.5%	100%
13.0%	75%
12.5%	50%
Below 12.5%	0%

(b) Service Vesting Condition: You do not have a Termination of Employment from the Company or its Affiliates before the Payment Date; except as provided in paragraph 2(b)(2) of Exhibit A.

Restricted Shares that are not vested because either one or both of the above conditions have not been met on or before the earlier of (i) a Specified Change of Control and (ii) February 2, 2009 will be forfeited as of such date.

FACTORY CARD & PARTY OUTLET CORP.

By:

Its:

ACKNOWLEDGED AND AGREED TO BY:

2

EXHIBIT A

to

RESTRICTED SHARE AWARD AGREEMENT

1. Form of Award. This is an award (“Award”) of Restricted Shares, which will become vested (or forfeited) upon satisfaction of (or failure to satisfy) the conditions for vesting described in paragraph 2 below.

2. Conditions for Vesting.

No distribution of the Restricted Shares will be made and all Restricted Shares subject to this Award shall be forfeited except to the extent both conditions for vesting specified in (a) and (b) below are satisfied.

(a) Performance Condition.

The performance condition for full or partial vesting will be satisfied if and only to the extent the Company achieves a return on invested capital (“ROIC”) for a rolling 12-consecutive-month period beginning after January 28, 2006, and ending on or before the earlier of (i) a Specified Change of Control and (ii) February 2, 2009, which equals or exceeds the applicable percentage in the table on the first page of this Restricted Share Award Agreement.

(1) For purposes of this Award, ROIC for a period shall mean net income before interest expense (excluding compensation expenses arising from equity awards (e.g., stock options, restricted stock, etc.) granted prior to, on or after the date hereof and excluding costs associated with the Plan) divided by shareholder equity plus debt (excluding lease obligations), all as determined by the Committee on a consistent basis. The Committee may in its discretion exclude from the calculation of ROIC unusual circumstances that negatively affect net income (i.e., a material settlement or judgment in a legal proceeding).

(2) ROIC for each preceding twelve-consecutive month period shall be reviewed and determined on a monthly basis.

(3) There shall be no interpolation of the performance vested percentage on the table on the first page of this Restricted Share Award Agreement notwithstanding achievement of a ROIC percentage between 12.5% and 13.0% or between 13.0% and 13.5%.

(b) Service Condition.

(1) Except as provided in subparagraph (2) below, the service condition for vesting will be satisfied if and only if you do not have a Termination of Employment before a Payment Date (as defined on the first page of this Award). If you have a Termination of Employment before a Payment Date, whether before or after the Performance Condition is satisfied in whole or in part, all Restricted Shares subject to this Award shall be forfeited as of the date of Termination of Employment.

(2) Notwithstanding subparagraph (1) above, if you have a Termination of Employment before a Payment Date as a result of death, Disability, Retirement (as “Disability” and “Retirement” are defined in the Plan) or termination by the Company without cause, the Service Condition for vesting shall be deemed satisfied for a percentage of Restricted Shares equal to (A) the number of days in the rolling 12-consecutive-month period ending on the Payment Date during which you were an employee of the Company or any of its Affiliates, divided by (B) 365 days. For purposes of this paragraph “cause” means willful misconduct or gross negligence, as it may be determined at the sole discretion of the Committee. In the event this paragraph (2) applies and the Performance Condition for vesting is also satisfied, the number of Restricted Shares vested and deliverable shall be the number of Restricted Shares stipulated on the first page of this Agreement multiplied by the vested percentage determined on the basis of the Performance Condition and then multiplied by the vested percentage determined on the basis of this paragraph (2).

3. Vesting of Shares. Upon grant of the Restricted Shares, the Company shall issue the Restricted Shares in your name, but the certificates for such Restricted Shares (a) shall be held (together with a stock power executed in blank by you) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited, and (b) shall bear an appropriate legend restricting the transfer of such Restricted Shares. On a Payment Date, certificates for the Restricted Shares which have not been forfeited shall be delivered to you (or if you have died, to your Beneficiary) without such restrictive legend.

4. Dividends. If during the Period of Restriction (as defined in the Plan) before the Payment Date:

(a) cash dividends are paid on Shares, the Company will pay such dividends to you; and

(b) dividends in Shares are paid on Shares, you shall be credited with additional Restricted Shares in respect of such additional Shares, which shall be subject to the same restrictions and terms and conditions of the Plan and this Agreement as the Restricted Shares with respect to which they were credited.

5. Voting of Shares. You may vote the Restricted Shares during the Period of Restriction and before the Payment Date.

6. Taxes. The Company is not required to deliver Shares pursuant to this Award unless you first pay to the Company the minimum amount that the Company is required to withhold for federal, state, local or foreign income, FICA or other taxes relating to vesting a delivery of such Shares. You may satisfy this obligation by any one or a combination of the following means:

(i) delivering cash, negotiable personal check or electronic funds transfer in an amount that is equal to the amount to be withheld;

(ii) delivering Mature Shares having a Fair Market Value on the effective date of vesting of such Shares that is equal to the amount to be withheld;

(iii) requesting the Company to withhold from those Shares that would otherwise be delivered pursuant to this Award a number of Shares having a Fair Market Value on the effective date of vesting of such Shares that is equal to the amount to be withheld.

7. Award Not Transferable. This Award is not transferable except by will or the laws of descent and distribution, and may not be assigned, negotiated, or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Notwithstanding the foregoing by written instrument signed and dated by you and delivered to the Secretary of the Company during your lifetime, which you may change without the consent of any beneficiary by delivery of superseding instrument in like manner, you may designate a beneficiary to receive any Shares deliverable pursuant to this Award after your death. The Shares issued in respect of Restricted Shares granted under this Agreement shall be freely transferable by you (subject to generally applicable restrictions of the securities laws) upon distribution to you pursuant to paragraph 3 above.

8. Specified Change of Control.

(a) Upon a Specified Change of Control, Restricted Shares that have not become vested on or prior to such Specified Change of Control will be forfeited. For purposes of this Agreement, a “Specified Change of Control” shall be deemed to have occurred if:

(i) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; except that a merger or consolidation or recapitalization of the Company (or similar transaction) in which no Person (other than Company or an employee benefit plan sponsored by the Company) acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Specified Change in Control; or

(ii) the stockholders of the Company approve a plan of complete liquidation of the Company or such a plan is commenced; or

(iii) the Company enters into or the stockholders of the Company approve an agreement for the sale and disposition of all or substantially all of the Company or of all or substantially all of the Company’s assets.

(b) Notwithstanding anything in the Plan or any other employment or other agreement, unless the Committee (as defined in the Plan) in its sole discretion determines otherwise, there shall be no acceleration of vesting of the Restricted Shares resulting from a Change of Control (as defined in the Plan).

9. Amendments. The Committee may by written instrument amend this Award Agreement prospectively or retroactively in any manner; but no such amendment may adversely affect your rights without your written consent unless such amendment is required or permitted by Section 15.2 of the Plan or required to comply with securities, tax or other laws. The Committee retains with respect to this Award all of the rights, powers and authorities described in the Plan, whether or not set forth in this Award Agreement, unless expressly provided to the contrary in this Award Agreement.

10. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary. Any notice to be given to you shall be addressed to you at the address listed in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.

11. Severability. If any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

12. Applicable Law. This Agreement shall be governed by the laws of the State of Delaware other than its laws respecting choice of law.

13. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.